Exhibit 10.1

BG CAPITAL INC.
1250 South Pine Island Road
Suite 500
Plantation, Florida 33324

August 9, 2011.
To:
Mr. Hugh Aird
Chairman and CEO
American Lithium Minerals Inc.
haird@americanlithium.com

Re: American Lithium Minerals Inc. Proposed Financing Offering.

Further to our recent discussions and the current financial issues relating to American Lithium Minerals Inc. ("AMLM"), we have prepared the following summary of terms reflecting a proposed debt financing of AMLM by BG Capital Group Ltd. or its designate ("BG Capital"):

Summary of Terms

Issuer:	American Lithium Minerals Inc. (“AMLM” or the “Corporation”) is a U.S.-based mineral exploration company focused on the development of lithium and boron resources in Nevada

Offering:	Secured Convertible Debentures (the “Debenture(s)”).

Amount:	$500,000 USD per Debenture/$ 2,500,000 USD in the Aggregate (the “Subscription Funds”)

Terms and Conditions:

(a)

Financing - Private Placement of Debentures in the aggregate principle amount of US$2,500,000. The Debentures shall bear interest at 11% per annum, due and payable on maturity. The Debentures, and all accrued and unpaid interest, shall be due and payable five years from their issuance. The Corporation shall have the option to prepay the Debentures, without penalty, at any time prior to conversion. The Debenture holder shall be entitled to notice of any proposed prepayment and at their option may elect to convert all or any portion of the outstanding amount of the Debenture and accrued interest prior to such prepayment.

The principal amount of the Debentures, and all accrued and unpaid interest, shall be convertible into shares of the Corporation at the conversion price described herein.

(b)

Installments – The Subscription Funds shall be payable to AMLM with the first installment of $500,000 by August 17, 2011 and subsequent installments of up to $2,000,000 (minimum $500,000) at the discretion of BG Capital ending

August 17, 2016. Notwithstanding the foregoing, financing in respect of any further Debenture shall be at the discretion of BG Capital, who may provide a minimum of $500,000 each year and failure to provide such amount does not terminate the rights of BG Capital to provide additional Debentures on the terms and conditions of this agreement.

(c)

Conversion –All or any portion of the outstanding principal sum of each Debenture and accrued interest thereon is convertible from time to time at the option of the holder into common shares of AMLM. The conversion price for both Debentures shall be one half of the average of the closing price of AMLM’s common stock (as quoted by OTC Markets) on the five (5) trading days ending on the date of conversion.

(d)	Pricing Period - The 5 consecutive trading days immediately after the Corporation’s receipt of the notice of conversion.

(e)	Market Price - The average of the closing prices of the shares of common stock during the Pricing Period.

(f)	Conversion Price - The conversion price shall be set at 50% of the Market Price.

(g)	Security – First charge on the Borate Hills Property located in Nevada subject to the existing JOGMEC claim under the Joint Venture Agreement.

(h)

Budget and Release of Funds– This financing shall be subject to delivery and approval by BG Capital (which approval shall not be unreasonably withheld) of a budget for the funds, and the funds shall be released upon written approval of the budget by AMLM’s Board of Directors; and written approval to release such funds received from Craig D. Thomas.

(i)	Escrow – All funds shall be held in escrow and be released upon approval of the budget and approval of Craig D. Thomas.

(j)	Fees – A non-refundable work fee of $50,000 USD ($250,000 in the aggregate) due to BG Capital upon delivery of each installment of the Subscription Funds.

(k)	Prepayment – Each $500,000 installment plus accrued interest shall be open for full repayment at any time within twelve months following subscription.

(l)

Securities Restricted—None of the securities to which this Offering relates will be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), and, unless so registered, none may be offered or sold in the United States or to U.S. persons (as defined in regulation s under the 1933 act) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 act. Accordingly, the securities which are the subject of this term sheet are being offered and sold only to "accredited investors" or non “us persons” as defined in Regulation D or Regulation S promulgated under the 1933 act.

(m)	State & Federal Filings—The Corporation shall promptly make all filings required to be made with the Securities and Exchange Commission as a result of the transaction hereby contemplated.

(n)

Confidentiality— Each party agrees to hold in strict confidence all information concerning the business and affairs of the other party, and to use such information solely for the purpose of evaluating the Offering proposed herein. Each party shall only make available such information to its financial and legal advisors as is necessary to evaluate the Offering.

(o)

Nomination Rights – Following initial closing, BG Capital shall have the right to cause the Corporation, with 90 days prior written notice, to complete a 7-1 rollback of its then issued and outstanding securities. BG Capital’s rollback initiation rights shall expire upon repayment of the Debentures or on June 30, 2014, whichever is later.

(p)	Costs—All legal costs, other closing costs and registration fees will be paid by AMLM at closing.

(q)

Appointment—Upon closing of the first Debenture, the Board of Directors of AMLM shall increase the number of directors sitting on the board to three and appoint Craig Thomas to fill the ensuing vacancy.

(r)

Appointment of Alternative Director – Upon closing of the first Debenture, delivery of irrevocable appointment of alternative director whereby until such time as the Debentures are repaid in full or converted, Hugh Aird appoints Craig D. Thomas as alternative director for purposes of increasing the board of directors to five and to nominate and approve two persons to fill such vacancies.

(s)

Grant of Options – At closing options will be granted to Craig D. Thomas in the same amount as previously granted to Hugh Aird and William Deluce with an exercise price of the closing price of the securities on the closing date.

(t)

Authorized Capital—BG Capital acknowledges that , as at the date of this Agreement, the Corporation has insufficient authorized capital to effect a conversion of the Debentures in accordance with above section (d) and that the Corporation has not made any representation or warranty regarding its ability to increase its authorized capital. However, the Corporation and BG Capital agree to use their respective commercially reasonable efforts to increase the authorized capital of the Corporation in an amount sufficient to accommodate the potential conversion of the Debentures in accordance with this agreement in respect of the security granted in above section (e)

(u)	Hugh Aird and William Deluce as shareholders agree to vote their shares and to use their best efforts to cause the Company and directors to do all things necessary with respect to this agreement.

(v)

Each of the parties hereby agrees that at any time and from time to time after the Closing Date each will, upon request of the other, do, execute, acknowledge and deliver or cause to be done, executed acknowledged and delivered all such further acts, deeds, assignments, transfers, agreements and assurances as may be required to carry out and perform all the terms of this agreement.

Closing

(a)	Closing Date. To be completed no later than August 17, 2011.

(b)	Payment Method. Payment to be made by wire transfer to the Law offices of Thomas, Rondeau LLP of 300 – 576 Seymour Street, Vancouver BC V6B 3K1. Attention Craig D. Thomas.

(c)

Subscription Agreement. Closing will be subject to BG Capital executing customary subscription documents for a transaction of this kind. The Corporation will prepare a subscription agreement and form of debenture for the transaction. Such subscription agreement shall require certain information relating to the “suitability” of this investment, as well as the inherent risks and financial qualifications of BG Capital as investor.

(d)	Security Agreement. The parties shall use their best efforts to prepare and execute a mutually agreeable security agreement with 60 days following the Closing.

These terms are the basis under which the parties are willing to proceed with this proposed investment. If acceptable, please acknowledge these terms and conditions by signing below, which shall then authorize the parties to commence with this placement.

/s/Robert Genovese	/s/Hugh Aird
Robert Genovese	Hugh Aird
Chairman	Chairman & CEO
BG Capital Group Ltd.	American Lithium Minerals Inc.
and individually as a shareholder of the Company

/s/William Deluce
William Deluce
Director
American Lithium Minerals Inc.
and individually as a shareholder of the Company